Exhibit 10(p)(7)

Alcoa Deferred Compensation Plan

Amendment effective November 1, 2007

1. The first sentence of the definition of “Eligible Employee” in Section 1.1 is amended by adding the following new subsection (d):

or (d) who is a participant in the Howmet Deferred Compensation Plan, and has elected to transfer their account balance in that plan to this Plan prior to December 1, 2007.

2. In all other respects the Plan is hereby ratified and confirmed.